Exhibit 99.1

FBL Financial Group Reports Third Quarter 2003 Results

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Oct. 29, 2003--FBL
Financial Group, Inc. (NYSE:FFG)





Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                  Three Months Ended
                                                     September 30,
                                                   2003        2002
                                               -----------------------
Net income applicable to common stock            $14,704     $16,334
Operating income applicable to common stock       14,798      15,603
Earnings per common share (assuming
 dilution):
     Net income                                     0.51        0.58
     Operating income                               0.52        0.55
----------------------------------------------------------------------

    FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.51 ($14,704,000) for the quarter ended September 30, 2003, compared to $0.58 ($16,334,000) in the year ago quarter. Net income includes the impact of realized losses on investments of $0.01 per share in the third quarter of 2003 and realized gains on investments of $0.03 per share in the third quarter of 2002.
    Operating Income(a). Operating income, which excludes the impact of realized gains and losses on investments, totaled $14,798,000 for the quarter ended September 30, 2003, versus $15,603,000 in the third quarter of 2002. Diluted operating income per common share totaled $0.52 in the third quarter of 2003, compared to $0.55 in the third quarter of 2002. The decrease in operating income for the third quarter of 2003 is primarily attributable to an increase in the amortization of deferred policy acquisition costs. In addition, the 2002 third quarter benefited from a one-time release of a group life reserve due to the exiting of that business. Operating income in the third quarter of 2003 includes an $0.08 per share contribution from FBL's coinsurance agreement with American Equity Investment Life Insurance Company compared to a $0.02 per share contribution in the third quarter of 2002.

    (a) In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized gains and losses on investments. Because realized gains and losses on investments may fluctuate greatly from quarter to quarter, FBL believes a measure excluding their impact is useful in analyzing core operating trends. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the accompanying tables.

    Commenting on FBL's third quarter results, Chief Executive Officer Bill Oddy stated, "This was another good quarter for FBL with operating income meeting our expectations of $0.52 per common share. We continue to see an increase in premiums collected from our core distribution, and our relationship with American Equity remains a positive contributor to our earnings. We are reaffirming our full year 2003 operating income guidance of $2.15-$2.20 per common share and expect fourth quarter 2003 earnings to be within a range of $0.49-$0.54 per common share."
    "We remain optimistic about FBL's future and are pleased to announce that we have reached an agreement in principle to renew our coinsurance agreement with American Equity Investment Life Insurance Company for at least another two years. Under this agreement, we expect to coinsure at least $500 million of certain fixed and equity-indexed annuities, annually. We are also pleased to report that we recently renewed our variable product alliance with United Farm Family Life Insurance Company of Indiana for another three years."
    Product Revenues Up Six Percent. Premiums and product charges for the third quarter of 2003 increased six percent to $52,324,000 compared to $49,316,000 in the third quarter of 2002. Interest sensitive product charges and traditional life insurance premiums each increased six percent due to an increase in the volume of business in force.
    Premiums collected totaled $336,749,000 in the third quarter of 2003, which includes $212,129,000 assumed under the coinsurance agreement with American Equity. Excluding the impact of the American Equity coinsurance agreement, collected premiums increased three percent, with the traditional annuity segment increasing eight percent, the traditional and universal life insurance segment increasing four percent and the variable segment decreasing eight percent. In the third quarter of 2002, premiums assumed from American Equity totaled $232,528,000.
    Investment Income. Net investment income in the third quarter of 2003 increased 11 percent to $98,541,000 compared to $88,818,000 in the third quarter of 2002. This increase is due to an increase in average invested assets, resulting primarily from cash received under the American Equity coinsurance agreement and sales from FBL's core Farm Bureau distribution force. The annualized yield earned on average invested assets was 6.98 percent for the nine months ended September 30, 2003, compared to 7.18 percent for the same period of 2002. The 2003 yield reflects the impact of a decline in market interest rates, partially offset by an increase in investment fee income for the year. Fee income from bond calls and mortgage loan prepayments and the impact of changing prepayments speeds on mortgage and asset-backed securities at quarter end totaled $1,957,000 in the third quarter of 2003 compared to $1,453,000 in the third quarter of 2002.
    Derivative Income. FBL's derivative income totaled $2,078,000 in the third quarter of 2003, compared to a derivative loss of $1,133,000 in the third quarter of 2002. The increase in 2003 derivative income is due primarily to gains on the various indexes underlying the call options purchased to fund returns on equity-indexed annuities assumed from American Equity. Gains and losses on these call options and proceeds from option settlements are partially offset by changes in the value of the embedded derivatives in the underlying equity-indexed contracts and index credits to the contract holders, which are recorded as a component of interest sensitive product benefits.
    Realized Losses on Investments. In the third quarter of 2003, FBL recognized net realized losses on investments of $318,000, compared to net realized gains on investments of $1,683,000 in the third quarter of 2002. Third quarter 2003 realized losses include realized gains from sales of securities of $1,834,000, realized losses from sales of securities of $1,000 and realized losses from the write-down of securities that became other-than-temporarily impaired of $2,151,000.
    Benefits and Expenses. Benefits and expenses totaled $135,488,000 in the third quarter of 2003, compared to $117,209,000 in the third quarter of 2002. This increase is due primarily to an increase in the volume of business in force resulting principally from the coinsurance agreement with American Equity. Partially offsetting this was the impact of reductions in dividend and interest crediting rates on many products throughout 2002 and 2003.
    Interest expense increased due to the reclassification of dividends on company-obligated mandatorily redeemable preferred stock of subsidiary trust and Series C preferred stock beginning in the third quarter of 2003 in accordance with the adoption of Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." In conjunction with the adoption of this Statement, the company-obligated mandatorily redeemable preferred stock of subsidiary trust and Series C redeemable preferred stock were reclassified to debt on the consolidated balance sheet. All reclassifications made due to the adoption of Statement No. 150 were permitted on a prospective basis only and are not reflected in prior periods.
    Income from Equity Investments. Equity income, net of related income taxes, was $1,534,000 in the third quarter of 2003, compared to $1,078,000 in the third quarter of 2002. Equity income in the third quarter of 2003 includes $1,357,000 of income, net of taxes, from FBL's 33 percent ownership interest in American Equity Investment Life Holding Company. Included in equity income is FBL's share of income and losses from investments in various partnerships and joint ventures, the majority of which are booked a quarter in arrears. Due to the nature of investment partnerships, it is not unusual to experience fluctuations on a quarter-to-quarter basis.
    Operating Results by Segment. FBL's operating results for the third quarter of 2003 reflect strong increases in the pre-tax operating income for the traditional annuity and variable product segments. The traditional and universal life insurance segment experienced a 32 percent decrease in pre-tax operating income primarily due to an increase in the amortization of deferred policy acquisition costs. Further detail by segment is provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
    Assets Total $7.7 Billion. Total assets increased $940 million to $7.7 billion at September 30, 2003, from $6.8 billion at December 31, 2002. At September 30, 2003, 94 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share, with securities at market, increased nine percent to $25.83 at September 30, 2003, from $23.71 at December 31, 2002.
    Conference Call. FBL management will hold a conference call with investors to discuss third quarter 2003 results. The call will be held tomorrow, October 30, 2003, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
    The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties, including the continued acceptance of FBL's insurance products by customers, the continued success of FBL's marketing efforts, the marketing success of FBL's alliance partners, and fluctuations in mortality experience and investment results. These forward-looking statements are based on assumptions which FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.
    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) internal growth within its traditional Farm Bureau distribution network, (2) alliances and relationships with other companies and (3) consolidations.



                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)


                                                  Three months ended
                                                       Sept. 30,
                                                   2003        2002
                                               ----------- -----------
REVENUES
 Interest sensitive product charges               $21,027     $19,913
 Traditional life insurance premiums               31,232      29,360
 Accident and health premiums                          65          43
 Net investment income                             98,541      88,818
 Derivative income (loss)                           2,078      (1,133)
 Realized gains (losses) on investments              (318)      1,683
 Other income                                       3,980       4,193
                                               ----------- -----------
   Total revenues                                 156,605     142,877
BENEFITS AND EXPENSES
 Interest sensitive product benefits               61,653      54,407
 Traditional life insurance and accident and
  health benefits                                  19,377      20,543
 Increase in traditional life and accident and
  health future policy benefits                     7,069       4,865
 Distributions to participating policyholders       6,381       6,606
 Underwriting, acquisition and insurance
  expenses                                         34,976      27,823
 Interest expense                                   2,406         175
 Other expenses                                     3,626       2,790
                                               ----------- -----------
   Total benefits and expenses                    135,488     117,209
                                               ----------- -----------
                                                   21,117      25,668
Income taxes                                       (7,921)     (8,089)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary
  trust                                                 -      (1,213)
 Other                                                 11         (22)
Equity income, net of related income taxes          1,534       1,078
                                               ----------- -----------
Net income                                         14,741      17,422
Dividends on Series B and C preferred stock           (37)     (1,088)
                                               ----------- -----------
Net income applicable to common stock             $14,704     $16,334
                                               =========== ===========

Earnings per common share - assuming dilution       $0.51       $0.58
                                               =========== ===========

Weighted average common shares                 27,993,153  27,692,367
Effect of dilutive securities                     638,588     553,452
                                               ----------- -----------
Weighted average common shares - diluted       28,631,741  28,245,819
                                               =========== ===========


                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)


                                                   Nine months ended
                                                       Sept. 30,
                                                   2003        2002
                                               ----------- -----------
REVENUES
 Interest sensitive product charges               $62,277     $58,293
 Traditional life insurance premiums               97,886      92,500
 Accident and health premiums                         391         313
 Net investment income                            296,458     251,332
 Derivative income (loss)                           7,713     (10,570)
 Realized losses on investments                    (1,434)     (1,894)
 Other income                                      12,411      12,990
                                               ----------- -----------
   Total revenues                                 475,702     402,964
BENEFITS AND EXPENSES
 Interest sensitive product benefits              187,439     145,633
 Traditional life insurance and accident and
  health benefits                                  58,008      57,211
 Increase in traditional life and accident and
  health future policy benefits                    25,462      24,369
 Distributions to participating policyholders      20,620      22,273
 Underwriting, acquisition and insurance
  expenses                                         99,629      76,195
 Interest expense                                   2,632         533
 Other expenses                                    10,940       8,890
                                               ----------- -----------
   Total benefits and expenses                    404,730     335,104
                                               ----------- -----------
                                                   70,972      67,860
Income taxes                                      (24,004)    (21,210)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary
  trust                                            (2,425)     (3,638)
 Other                                                 22        (117)
Equity income, net of related income taxes          3,751          42
                                               ----------- -----------
Net income                                         48,316      42,937
Dividends on Series B and C preferred stock        (2,259)     (3,239)
                                               ----------- -----------
Net income applicable to common stock             $46,057     $39,698
                                               =========== ===========

Earnings per common share - assuming dilution       $1.62       $1.41
                                               =========== ===========

Weighted average common shares                 27,905,979  27,590,210
Effect of dilutive securities                     526,080     565,645
                                               ----------- -----------
Weighted average common shares - diluted       28,432,059  28,155,855
                                               =========== ===========


                       FBL FINANCIAL GROUP, INC.
     RECONCILIATION OF NET INCOME TO OPERATING INCOME (Unaudited)
             (Dollars in thousands, except per share data)


                                                    Three months ended
                                                         Sept. 30,
                                                      2003      2002
                                                    --------  --------

Net income applicable to common stock               $14,704   $16,334
Adjustment:
 Net realized losses (gains) on investments (1)          94      (731)
                                                    --------  --------
Operating income applicable to common stock         $14,798   $15,603
                                                    ========  ========

Operating earnings per common share - assuming
 dilution                                             $0.52     $0.55
                                                    ========  ========

                                                     Nine months ended
                                                         Sept. 30,
                                                      2003      2002
                                                    --------  --------

Net income applicable to common stock               $46,057   $39,698
Adjustment:
 Net realized losses on investments (1)               1,084       693
                                                    --------  --------
Operating income applicable to common stock         $47,141   $40,391
                                                    ========  ========

Operating earnings per common share - assuming
 dilution                                             $1.66     $1.43
                                                    ========  ========

(1) Net of adjustments for that portion of amortization of deferred policy acquisition costs, unearned revenue reserve, value of insurance in force acquired and income taxes attributable to such losses
(gains).


                       FBL FINANCIAL GROUP, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
             (Dollars in thousands, except per share data)


                                                Sept. 30,    Dec. 31,
                                                  2003         2002
                                               ----------- -----------
Assets
Investments                                    $6,137,780  $5,387,369
Cash and cash equivalents                         278,268     263,011
Deferred policy acquisition costs                 545,664     468,793
Other assets                                      366,832     332,559
Assets held in separate accounts                  410,527     347,717
                                               ----------- -----------
Total assets                                   $7,739,071  $6,799,449
                                               =========== ===========

Liabilities and stockholders' equity
Policy liabilities and accruals                $5,549,479  $4,856,207
Other policyholders' funds                        505,204     462,113
Debt                                              224,724      40,000
Other liabilities                                 320,453     249,325
Liabilities related to separate accounts          410,527     347,717
                                               ----------- -----------
Total liabilities                               7,010,387   5,955,362

Minority interest in subsidiaries                     109      97,210
Series C redeemable preferred stock                     -      85,514

Stockholders' equity                              728,575     661,363
                                               ----------- -----------
Total liabilities and stockholders' equity     $7,739,071  $6,799,449
                                               =========== ===========

Book Value Per Share, securities at market         $25.83      $23.71
                                               =========== ===========
Book Value Per Share, securities at cost (2)       $21.59      $20.28
                                               =========== ===========

Common Shares Outstanding                      28,088,631  27,771,269
                                               =========== ===========

(2) Book value per share with securities at cost, a non-GAAP financial measure, is based on stockholders' equity excluding the effect of accumulated other comprehensive income, which was $119.2 million at September 30, 2003 and $95.1 million at December 31, 2002. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Jim Noyce, 515-225-5599
             jnoyce@fbfs.com